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Exhibit 10.1

DOC-1695

MICHIGAN STRATEGIC FUND

GRANT AGREEMENT WITH

MASCOMA CORPORATION

The Michigan Strategic Fund (“MSF”) on December 2, 2008 enters into this agreement (the “Agreement”) with Mascoma Corporation (“Grantee”).

Grantee:	Mascoma Corporation

Federal I.D No:	203639247

Telephone:	617-234-0099

Recitals

On July 8, 2008, 2008 PA 175 amended the MSF Act, MCL 125.2001 et seq., to create the Centers of Energy Excellence (“COEE”) Program to promote development, acceleration and sustainability of energy excellence sectors in the State of Michigan, MCL 125.2088q;

The MSF Board shall not expend more than $45,000,000 of the money appropriated for the programs authorized under Chapter 8A from the 21st Century Jobs Trust Fund, MCL 125.2088 et seq., for the COEE Program;

The MSF may only award grants under the COEE Program to for-profit companies for one of the following purposes: (i) providing a match for foundation funding, federal funding, or international investments of up to 50% of the total project costs; (ii) supplementing in-kind contributions provided by a person or entity other than this state; (iii) accelerating the commercialization of an innovative energy technology or process that will be ready to market within 3 years of the effective date of the agreement; or (iv) activities of the COEE, including, but not limited to, workforce development and technology demonstration;

Consistent with MCL 125.2088q, at its August 27, 2008 meeting, the MSF Board (i) approved the COEE award process as the standard process for evaluating applications; (ii) approved an application for use by the prospective COEE for-profit companies (“Application”); (iii) appointed a committee to assist in the review process of applications (“Committee”); and (iv) selected the MEDC as its centers manager to assist the MSF in the administration of the COEE Program;

On August 28, 2008, MEDC issued a press release announcing that the State is accepting applications for the COEE program;

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Grantee submitted an Application on September 5, 2008 via electronic mail to the MEDC and the Committee for consideration to receive a grant under the COEE Program.

By Resolution dated September 24, 2008, upon recommendation of the Committee, the MSF Board approved Grantee’s Application and offered Grantee a grant in the amount of $20,000,000 to be disbursed under the terms and conditions of this Agreement.

As used in this Agreement, the MSF and Grantee are individually a “Party” and, collectively, the “Parties.”

1.	NATURE OF ACTIVITIES:

The Grantee will receive this grant to promote the development, acceleration, and sustainability of energy excellence sectors in Michigan, in accordance with MCL 125.2088q (“Grant Activities”).

2.	PERFORMANCE SCHEDULE:

The term of this Agreement shall begin on December 2, 2008 (the “Starting Date”) and end on December 31, 2013 (the “Ending Date”), except as provided in Section 10.

3.	INCORPORATION BY REFERENCE:

The following documents are incorporated by reference as binding obligations, terms and conditions of the Agreement:

Attachment A: Grantee’s Budget

Attachment B: Grantee’s Milestones

Attachment C: Grantee’s Application

Attachment D: United States Department of Energy Letter Dated September 23, 2008

In the event of any inconsistency between the provisions of Attachments A, B or C and this Agreement, the provisions of this Agreement shall control.

4.	GRANT PAYMENT SCHEDULE INFORMATION:

A.	Payments. The MSF agrees to provide the Grantee a grant in an amount not to exceed $20,000,000 (“Grant Funds”). Not more than 15% of the Grant Funds can be used for administrative costs or overhead by the Grantee or for administrative costs or overhead by any subcontractor hired to implement any portion of this Agreement. All payments of Grant Funds are subject to the availability of funds.

An initial payment in the amount of $12,100,000 (which shall include $2,000,000 for the Center of Energy Excellence) shall be made within 30 calendar days of completion of the Initial Milestone referenced in Attachment B, if the Grantee has

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verified that the information in the State of Michigan (the “State”) Vendor ID system is sufficient to authorize the disbursement of funds. The Grantee’s performance of the Grant Activities shall be reflected in a Semi-Annual Progress Report (as required by Section 6C), and any such other information obtained by the MSF, and, if found by the Grant Administrator (defined in Section 5) to evidence that the Grantee is in material compliance with the requirements of this Agreement and the scope of work spelled out in Attachments A, Budget Period One Milestones in Attachment B, and C, the second payment of $7,900,000.00 will be made to the Grantee for the purpose of achieving Budget Period Two Milestones as referenced in Attachment B. All subsequent payments, if any, will be disbursed upon receipt and approval by the Grant Administrator of the Grantee’s progress as described in the milestones listed in Attachment B. The final payment, if any, will be made upon receipt and approval by the Grant Administrator of the Final Progress Report demonstrating achievement of milestones and material compliance with Attachments A, B, and C. The expenditure of state funds shall be reported by line item and compared to the approved budget.

MSF’s obligation to disburse any portion of the Grant shall be suspended upon the occurrence, and during the continuance of an Event of Default (as defined in Section 10). Any changes to the amount of Grant Funds disbursed must receive prior written approval from the Grant Administrator and the MSF.

B.	Grantee’s Budget. All Grant Funds will be spent in the manner set forth in the Grantee’s Budget (Attachment A). The Grantee may reallocate expenditures between categories within the Grantee’s Budget of up to ten percent (10%) of total Grant Funds without prior approval of the Grant Administrator. Grant Funds may not be used to pay employees or contractors who perform services outside the State without the prior written approval by the Grant Administrator and the MSF, unless identified in an approved budget. This Agreement does not commit the MSF to approve requests for additional funds during or beyond the term of this Agreement.

5.	GRANT ADMINISTRATOR:

The Michigan Economic Development Corporation (“MEDC”) is providing administrative services to the MSF for this Grant. The Grantee should communicate with the following MEDC representative regarding this Grant:

Martin Dober

Michigan Economic Development Corporation

300 N. Washington Square

Lansing, Michigan 48913

Telephone: (517)335-6438

Fax: (517)241-8797

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6.	GRANTEE DUTIES:

The Grantee agrees to:

A.	Undertake and complete the activities as described in the Grantee’s Milestones and its Application (Attachments B and C).

B.	Provide access to its facilities for the MSF and MEDC, Auditor General and their respective personnel upon reasonable notice and during normal working hours. Grantee acknowledges that the MSF or its designee anticipates undertaking, at a minimum, an annual site visit at approximately the annual anniversary date of the Agreement. Grantee shall cooperate with the chief compliance officer, if contacted, as provided in MCL 125.2088i(6)(h).

C.	Provide to the Grant Administrator semi-annual summary progress reports (the “Semi-Annual Progress Reports”) due on each May 1 and November 1 for the six month period ending a full month prior to the due date and a final progress report (the “Final Progress Report”)(collectively the “Reports”). The Semi-Annual Progress Reports shall include a description of the milestones achieved during that reporting period, budget, metrics, statistics, intellectual property, commercialization status and any supporting documentation or any other information or data reasonably requested by the Grant Administrator to assess compliance with the Grantee’s Budget (Attachment A) and Milestones (Attachment B).

Within three (3) months following the completion of the last milestone, the Grantee shall provide the MSF and Grant Administrator with a Final Progress Report. The Final Progress Report shall be a comprehensive report that shall include sufficient information to establish that the milestones identified in Attachment B have been achieved during the grant period and that Grantee has complied with the Grantee’s Budget (Attachment A). The Final Progress Report shall include any other information or data requested by the Grant Administrator needed to assess overall compliance with Grantee’s Budget (Attachment A) and Milestones (Attachment B). The’ Reports shall be in a form as approved in advance by the Grant Administrator. Reprints of publications published pursuant to this award are to be included in the Semi-Annual Progress Reports and the Final Progress Report pursuant to Section 13. The Grantee shall provide immediate notice to the MSF and the Grant Administrator of any material change to activities funded with the Grant, including, but not limited to, changes to key personnel. All material changes to milestones and increases in budget (other than as provided in Section 4B above) must be pre-approved in writing by the Grant Administrator and the MSF.

D.

Comply with the MSF Act, MCL 125.2001 et seq., as amended, including, but not limited to, MCL 125.2088q(5), all laws, ordinances, regulations, rules, orders, judgments, decrees or other requirements imposed by any governmental authority

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to which it is subject, including those related to research misconduct and research integrity during the term of this Agreement and will provide immediate notice to the MSF of any alleged or proven violation. In addition, the Grantee shall obtain any licenses, permits or other governmental authorization necessary to carry out its duties under the Agreement.

E.	Provide the MSF all information necessary for the MSF to produce reports required by MCL 125.2088n.

7.	RELATIONSHIP OF THE PARTIES:

Neither the Grantee, nor any employee or agent of Grantee is currently, or in the future will be, an employee or agent of the MSF or MEDC as a result of this Agreement. The MSF is not responsible for any insurance or other fringe benefits, including, but not limited to, social security, workers’ compensation, income tax withholdings, retirement or leave benefits, for the Grantee or its employees. The Grantee assumes full responsibility for all costs and expenses associated with its performance under this Agreement including, but not limited to, the provision of all insurance coverage and fringe benefits for its employees, all tools, supplies, materials, equipment and office space. The Grantee shall retain all control of its employees and staffing decisions, independent of the direction and control of the MSF and the MEDC.

8.	PUBLICITY:

Any publicity, advertising or news releases regarding this Agreement shall only contain the information, material or data mutually approved in writing by the Parties.

9.	ACCESS TO RECORDS AND CONFIDENTIALITY:

The Grantee shall maintain reasonable books and records, including evidence that the duties as set forth in this Agreement actually were performed, and the identity of all individual persons, firms and entities paid for such duties, and shall allow access and inspection of those books and records including financial records and all other information and data relevant to this Agreement (including information or data deemed by the Grantee as confidential information) to the Grant Administrator, any employee of the MSF, the MEDC, and the auditor general of the State of Michigan. Those records shall be retained for a minimum period of 3 years beyond termination of this grant, or such length of time as required under applicable state or federal law. The Grantee shall adhere to the Generally Accepted Accounting Principles and shall maintain records which will allow for the comparison of actual outlays with budgeted amounts. The Grantee’s overall financial management system must ensure effective control over and accountability for all funds received. Accounting records must be supported by source documentation such as time sheets and invoices. The MSF and MEDC shall be allowed to disclose confidential information only to the extent required by applicable law (including, without limitation, the Freedom of Information Act). The MSF and MEDC shall maintain the confidentiality of all Grantee’s confidential information acknowledged

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as confidential by-the MSF Board pursuant to the MSF Act. However, neither the MSF nor MEDC shall be liable for any inadvertent disclosure of any of the Grantee’s confidential information.

10.	TERMINATION OR CANCELLATION:

A.	The MSF may terminate this Agreement by providing written notice of default and termination to the Grantee (“Notice of Default and Intent to Terminate”) upon the occurrence of any of the following events or conditions (“Event of Default”):

(i)	any representation made by the Grantee is determined by the MSF, in its reasonable judgment, to be incorrect in any material respect at the time that such representation was made;

(ii)	the Grantee’s, or any qualified entity that is party to the Agreement, failure to comply with any of the terms and conditions of this Agreement;

(iii)	the Grantee’s dissolution of the center of energy excellence and disposition of any assets; and

(iv)	expenditure of the Grant for purposes other than as set forth in this Agreement.

The Notice of Default and Intent to Terminate shall provide the Grantee a period of at least forty-five (45) calendar days to cure the Event of Default. If the Event of Default remains uncured following the forty-five (45) calendar-day period, the MSF shall provide Final Notice of Termination (“Final Notice”), which shall be effective as of the date of the Final Notice.

B.	Grantee acknowledges that MSF’s performance of its payment obligation is dependent upon the continued receipt of government funding. In the event that the State Legislature or any State official, commission, authority, body, or employee, or the federal government (a) takes any legislative or administrative action, which fails to provide, terminates or reduces the funding necessary for this Grant, or (b) takes any legislative or administrative action, which is unrelated to the source of funding for this Grant, but which affects the MSF’s ability to fund and administer this Grant, and other MSF programs, then the MSF may cancel this Agreement by providing notice to the Grantee of cancellation. Cancellation may be made effective immediately, upon delivery of notice to the Grantee, or within such other time period as the MSF, in its sole discretion, deems reasonable.

C.

In the event of a termination, the MSF shall have no further obligation to make a Grant payment. The Grantee shall, unless otherwise directed by the MSF in writing, immediately take all reasonable steps to terminate operations under this Agreement, and to avoid or minimize further expenditures under this Agreement. The Grantee shall reimburse the MSF for disbursements of the Grant determined

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to have been expended for purposes other than those in the Grantee’s Budget, and for the Grant Funds which was previously disbursed, but not yet expended by the Grantee, and which are not subject to an irrevocable or non-cancelable commitment.

D.	In accordance with 2005 PA 215, in particular MCL 125.2088n, if the MSF Board has a reasonable belief that a breach of this Agreement has occurred, the MSF has the right to have the Grantee’s financial statements separately audited by an independent certified public accountant at its sole cost and expense. If the audit reveals that a breach of this Agreement has occurred, the Grantee shall reimburse the MSF for the fees and expenses incurred to perform the audit.

11.	MEDC EMPLOYEES:

The Grantee will not hire any employee of the MEDC to perform any duties covered by this Agreement without prior written approval from the MSF and the CEO of the MEDC.

12.	CONFIDENTIAL INFORMATION:

The Grantee and its employees, agents, or representatives shall not release, other than to the extent compelled by law, any information or data, including but not limited to targeted business lists, economic development analyses, computer programs, or databases furnished to the Grantee by the MSF or MEDC (collectively “Confidential Information”) without the written consent of the MSF or MEDC, as appropriate. Confidential Information does not include information that is already in the possession of, or is independently developed by, Grantee; becomes publicly available other than through breach of this Section; or is received by Grantee from a third party with authorization to make such disclosures or is released with the appropriate prior written consent of the MSF or MEDC.

13.	PUBLICATIONS:

Except for Confidential Information described in Section 12, the MSF agrees that Grantee may authorize, in its discretion, any person performing work funded under this Agreement shall be permitted to present at symposia, national, or regional professional meetings, and to publish in journals, theses or dissertations, or otherwise of their own choosing, methods and results of their research. Grantee shall, at its sole discretion and at its sole cost and expense, prior to publication, seek intellectual property protection for any Inventions (as defined in Section 14) if commercially warranted. Grantee shall submit to the MSF and Grant Administrator a reprint of all articles that Grantee has published resulting from work performed hereunder with the Semi-Annual Progress Report as required under Section 6. Grantee shall acknowledge the work was supported by Grant #1695 of the 21st Century Jobs Trust Fund received through the MSF Board from the State of Michigan, as appropriate, in any such publication.

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14.	INTELLECTUAL PROPERTY RIGHTS:

The Grantee shall retain ownership to the entire right, title, and interest in all results and data arising from Grantee’s activities under this Agreement and in any new inventions, improvements, or discoveries developed or produced by the Grantee under this Agreement, including, but not limited to, concepts, know-how, software, materials, methods, and devices (“Inventions”) and shall have the right to enter into license agreements covering Inventions.

15.	CONFLICT OF INTEREST:

The Grantee affirms that there exists no actual or potential conflict of interest between the Grantee, the Grantee’s key personnel or its family, business, or financial interest (“Grantee’s Interests”) and the activity under this Grant. The Grantee affirms that it has a procedure in place to require disclosure and subsequent management of conflicts of interest between the Grantee’s key personnel, its family’s, or business’s financial interests and its research activities under the Grant. In the event of a change in either its private interests or activities under this Grant, Grantee will inform the MSF immediately in writing regarding possible conflicts of interest that may arise as a result of such change.

16.	INDEMNIFICATION AND GRANTEE LIABILITY INSURANCE:

To the extent allowed by law, the Grantee shall indemnify, defend and hold harmless the MSF and the MEDC, including their respective participants, committee members, officers, agents and employees, from any damages that it may sustain through the negligence or willful misconduct of the Grantee pertaining to the performance of this Agreement. The Grantee shall maintain such insurance as necessary to comply with this provision. The Grantee will provide and maintain its own public liability, property damage, and workers’ compensation insurance. The insurance shall be written for not less than any limits of liability required by law for the Grantee’s obligation of indemnification under this Agreement.

17.	TOTAL AGREEMENT:

This document, together with all Attachments, contains the entire agreement between the Parties, superseding any prior or concurrent agreements with respect to the subject matter, and supersedes all prior agreements, understandings and communications, of any nature with respect to the subject matter, and no oral or written terms or conditions which are not contained in this Agreement shall be binding upon the Parties. This Agreement may not be amended except by written agreement executed by the Parties.

18.	ASSIGNMENT/TRANSFER/SUB GRANTING:

The Grantee shall not assign, transfer, convey, sub-contract, sub-grant or otherwise dispose of any duties or rights under this Agreement, without the prior written approval of the MSF. The terms and conditions of this Agreement shall be binding upon and inure to

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the benefit of the Parties and their respective successor(s) and permitted assign(s). For the avoidance of doubt, the patties agree that a change in the equity ownership of Grantee or use of Grant proceeds as a capital contribution to a joint venture with J. M. Longyear shall not constitute an assignment, transfer, conveyance, sub-contract, or sub-grant of the duties and rights under this Agreement.

19.	NON-DISCRIMINATION AND UNFAIR LABOR PRACTICES:

In connection with this Agreement, the Grantee agrees not to discriminate against any employee or applicant for employment, with respect to their hire, tenure, terms, conditions or privileges of employment, or any matter directly or indirectly related to employment, because of race, color, religion, national origin, ancestry, age, sex, height, weight, marital status, physical or mental disability unrelated to the individual’s ability to perform the duties of the particular job or position. The Grantee further agrees that every subcontract entered into for performance of this grant will contain a provision requiring nondiscrimination in employment, as specified in this Agreement, binding upon each subcontractor. This covenant is required pursuant to the Elliot Larsen Civil Rights Act, 1976 PA 453, MCL 37.2101, et seq., and the Persons with Disabilities Civil Rights Act, 1976 PA 220, MCL 37.1101, et seq., and any breach thereof may be regarded as a material breach of this Agreement. In addition, consistent with Executive Directive 2007-24, the Grantee agrees not to discriminate against any employee or applicant for employment, with respect to their hire, tenure, terms, conditions or privileges of employment, or any matter directly or indirectly related to employment because of sexual orientation unrelated to the individual’s ability to perform the duties of the particular job or position.

Pursuant to 1980 PA 278, MCL 423.321, et seq., the State shall not award a grant or subcontract to an employer whose name appears in the current register of employers failing to correct an unfair labor practice compiled pursuant to Section 2 of the Act. The United States Labor Relations Board compiles this information. The Grantee shall not enter into a contract with a subcontractor, manufacturer, or supplier whose name appears in this register. Pursuant to Section 4 of 1980 PA 278, MCL 423.324, the State may void any contract if, subsequent to the award of the contract, the name of the Grantee as an employer, or the name of a subcontractor, manufacturer, or supplier of the Grantee appears in the register.

20.	TRADE SECRETS ACT:

The MSF claims the additional protection for misappropriation of trade secrets, which include targeted business lists, economic development analyses, computer programs and databases under the Michigan Uniform Trade Secrets Act, 1998 PA 448, MCL 445.1901 et seq. The MSF retains its rights under this Act to actual loss and unjust enrichment caused by the misappropriation. The MSF further retains the right to enjoin any disclosure of trade secrets or other breach of the use of confidential information, at any time, and retains all legal and equitable remedies.

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21.	PREVAILING WAGE:

If the activities funded by this Grant involve construction of a building or of facilities, the Grantee, its sub-grantees and sub-contractors shall comply with prevailing wage and fringe benefit rates for the same or similar work in the locality in which the work is to be performed.

22.	FRINGE BENEFITS:

Grantee understands that neither Grantee nor Grantee’s employees or contract personnel are eligible to participate in any employee pension, health, vacation pay, sick pay, or other fringe benefit plan of the MSF or MEDC.

23.	WORKERS’ COMPENSATION:

The MSF or MEDC shall not obtain workers’ compensation insurance on behalf of Grantee or Grantee’s employees. If Grantee hires employees to perform any work under this Agreement, Grantee shall cover them with workers’ compensation insurance and shall maintain such insurance during the term of this Agreement. The MSF or MEDC may, in its discretion, require Grantee to provide evidence of such coverage.

24.	UNEMPLOYMENT COMPENSATION:

The MSF or MEDC shall make no state or federal unemployment compensation payments on behalf of Grantee or Grantee’s employees or Grantee personnel. Grantee will not be entitled to these benefits in connection with work performed under this Agreement. If Grantee files a petition for and receives unemployment compensation, the total amount of unemployment compensation awarded to and received by Grantee shall be deducted from and be an offset against the amount of compensation due and payable to Grantee by the MSF under this Agreement.

25.	GOVERNING LAW:

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan. The terms of this provision shall survive the termination of this Agreement.

26.	WAIVER:

A failure or delay by the MSF in exercising any right with respect to this Agreement will not be presumed to operate as a waiver unless otherwise stated in this Agreement, and a single or partial exercise of any right will not be presumed to preclude any later or further exercise of that right, or the exercise of any other right.

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27.	AVAILABLE REMEDIES:

The termination of this Agreement by the MSF is not intended to be the sole and exclusive remedy, and shall be cumulative and in addition to every other provision or remedy given in this Agreement or now or hereafter existing at law, in equity, by statute or otherwise.

28.	FURTHER ACTS:

The Parties agree to perform any further acts to execute and deliver any further documents, which may be reasonably necessary to carry out this Agreement.

29.	NOTICES:

Any notice, approval, request, direction or other communication under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes: (i) on the delivery date, if delivered by electronic mail or by confirmed facsimile; (ii) on the delivery date, if delivered personally to the Party to whom it is directed; (iii) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) three (3) business days after the mailing date, whether or not actually received, if sent by United States mail, return receipt requested, postage and charges prepaid, or. any other means of rapid mail delivery for which a receipt is available. The notice address for the Parties shall be the address set forth below, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient’s fax number or e-mail address, to be as reasonably identified by notifying Party. The MSF and the Grantee may, by notice to the other party, designate any further or different addresses or parties to send subsequent notices.

Bruce A. Jamerson

Chief Executive Officer

Mascoma Corporation

1380 Soldiers Field Road

Boston, MA 02135

with a copy to:

Jim Schumacher

Senior Vice President, Corporate Development

Mascoma Corporation

1380 Soldiers Field Road

Boston, MA 02135

and

Ronald E. Hodess

Miller Canfield

840 West Long Lake Road

Troy, Michigan 48098

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and

Michigan Strategic Fund

Martin Dober, Vice President, New Markets

300 North Washington Square

Lansing, Michigan 48913

30.	AUTHORITY TO EXECUTE THIS AGREEMENT:

The signatories below warrant that they are empowered to enter into this Agreement on behalf of their respective Party.

31.	SEVERABILITY:

The invalidity or unenforceability of a particular provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, provided that the principal intent of this Agreement can be preserved.

[Signatures appear on the following page.]

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MASCOMA CORPORATION

By:	/s/ Bruce A. Jamerson

Bruce A. Jamerson

Its: Chief Executive Officer

Date:	12/1/08

MICHIGAN STRATEGIC FUND

By:	/s/ Cindy Douglas

Cindy Douglas

Its: Fund Manager

Date:	12/2/08

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ATTACHMENT A

GRANTEE’S BUDGET

Budget Period 1	$ Million

Environmental Permitting	1.5
Ethanol Facility Preliminary Engineering	3.0
Ethanol Facility Cost Estimating	0.3
Team Build	1.5
Commercial agreements	0.5
Project Finance	1.3
Infrastructure and Utility Preliminary Engineering	1.5
Infrastructure and Utility Cost Estimating	0.5
COEE University Research	2.0

Total Budget Period 1	12.1

Budget Period 2

Detailed Engineering for Ethanol Facility	5.0
Construction	2.9

Total Budget Period 2	7.9

Grand Total, Budget Periods 1 and 2	20.0

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ATTACHMENT B

GRANTEE’S MILESTONES

Initial Milestones

1.	Provide Notice of Financial Assistance and Acquisition for Budget Period One issued by the United States Department of Energy in connection with Grant Number DE-FC36-08GO18103 as referenced in the letter issued by United States Department of Energy incorporated as Attachment D hereto.

2.	Provide documentation of Baisch Engineering office in Michigan and ability to conduct business in Michigan.

Budget Period One Milestones

1.	File all required environmental and permitting applications.

2.	Complete preliminary design engineering of cellulosic ethanol facility including process flow diagrams and preliminary cost estimates.

3.	Complete preliminary design engineering for infrastructure including engineering drawings and preliminary cost estimates.

4.	Complete site acquisition.

5.	Finalize commercial agreements including fiber supply, construction & operation of the facility, and off-take agreements.

6.	Complete project finance package to be offered to potential funding sources.

7.	Collaborate on commercialization and technology transfer opportunities with the execution of university agreements for the COEE.

8.	Develop governance structure for COEE including plan for dissolution of COEE and disposition of COEE assets.

9.	Provide Notice of Financial Assistance and Acquisition from United States Department of Energy for Budget Period Two under Grant Number DE-FC36-08GO18103.

Budget Period Two Milestones

1.	Complete detailed design engineering of cellulosic ethanol facility including process flow diagrams and detailed cost estimates.

2.	Complete detailed design engineering for infrastructure including engineering drawings and detailed cost estimates.

3.	Provide final report on university research conducted under the COEE.

4.	Complete capital raise for construction of cellulosic ethanol facility.

5.	Locate and retain commercialization opportunities evidenced by ground-breaking of cellulosic ethanol facility.

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ATTACHMENT C

GRANTEE’S APPLICATION

1

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August 20, 2008

Mr. Martin Dober

Vice President

Michigan Economic Development Corporation

300 N. Washington Sq.

Lansing, MI 48913

Dear Mr. Dober,

Please accept this letter as Mascoma Corporation’s formal request for grant funding under the newly established Center of Energy Excellence Program. Mascoma Corporation will serve as the lead private sector company under the grant and will work together with JM Longyear Company of Marquette, MI and university partners Michigan State University and Michigan Technological University and other MI based businesses as outlined in the attached summary business plan.

The total amount of the program support requested, meant to be consistent with MEDC’s commitment letter dated August 29th is as follows:

•

$20MM in project development funding as a targeted industry incentive to be disbursed over two years (of which $2MM will be segregated out in the first year to fund supply chain optimization work to be undertaken through the Center of Energy Excellence program already established with university partners)

•	$3.5MM in site based funding to improve infrastructure (rail, road and utilities)

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Assistance in working with appropriate State Agencies in developing innovative long-term fiber supply agreements to support the Frontier project’s commercial scale cellulosic ethanol facility and potentially other co-located operations

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Additional assistance in establishing a tax-free renaissance zone in the community where the plant will be situated, designation of Mascoma as an anchor company eligible for MTB tax credits subject to attracting co-located businesses, assistance in obtaining potential tax exempt private activity financing, assistance with job training and regulatory permitting

1380 Soldiers Field Road, Boston, Massachusetts 02135    + Tel: 617.234.0099    + Fax: 617.888.0408

www.mascoma.com

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As evidence of our commitment to commercialize Mascoma technology in Michigan, the funds and assistance above will be matched by $8MM from Mascoma, a commercial site location valued at approximately $1MM contributed by project partner JM Longyear and up to $26MM in grant funding Mascoma has been selected to receive under a grant from the U.S. Department of Energy competitively awarded to Mascoma for the construction of a cellulosic ethanol facility.

Mascoma Technology

In the current economic and political climate, there has been enormous attention focused on the need to develop sustainable and renewable sources of transportation fuel. As an alternative to petroleum based fuels, ethanol has a significant and growing role in this development by providing a cleaner, domestically-produced, renewable energy solution. The current generation of ethanol production in the U.S. however, utilizes corn and other edible feedstocks now widely viewed as offering only a partial solution to US renewable fuels objectives. As a complimentary alternative Mascoma is committed to developing sustainable, economically viable, next generation ethanol from cellulosic (non-food) feedstocks such as wood, grasses and other energy crops. Additionally, producing ethanol from cellulosic biomass minimizes the environmental impact of corn based fuel ethanol production through a more energy efficient process with lower greenhouse gas emissions. Mascoma’s proprietary approach utilizes biotechnology tools to convert cellulosic materials to ethanol and other end products. Mascoma is developing proprietary organisms and processes designed to:

•	Rapidly break down the components of biomass

•	Convert a range of sugars and polymers of sugars to ethanol

•	Thrive in a manufacturing environment

Mascoma’s research laboratories are now developing a new generation of the best cellulose-utilizing and ethanol-fermenting microbes, simplifying the process and allowing nature to do most of the work. Mascoma Corporation has the world’s largest research team focused on the commercial development of Consolidated Bio-Processing or CBP.

University Collaboration

Developing creative approaches to ensure sustainable forest products and feedstock strategies is essential to the commercial scale production of cellulosic

1380 Soldiers Field Road, Boston, Massachusetts 02135    + Tel: 617.234.0099    + Fax: 617.868.0408

www.mascoma.com

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ethanol in the State of Michigan. Michigan State University and Michigan Technological University have worked closely with Mascoma over the last year to identify alternative paths for the commercialization of cellulosic ethanol in the State and highly value this expanding partnership. More specifically, efforts encompassed by this proposed project emphasize feedstock supply chain optimization elements that are absolutely necessary to move the industry forward from theory to practice. Mascoma, MEDC and the Universities have formed The Feedstock Supply Chain Center of Energy Excellence to promote the development, acceleration, and sustainability of woody biomass feedstocks, including, production, availability, supply, procurement, harvest, processing, transportation, and delivery to the facility. It will develop technologies, tools and outreach that quantify and increase feedstock supply, facilitate business decisions and promote cost effective, low greenhouse gas supply chain solutions.

Summary Project Benefits

Mascoma’s Michigan project will deliver on the State’s renewable energy objectives by commercializing state of the art cellulosic ethanol production technology for low cost liquid transportation fuels and other co-products for use in the State. The process requires 20% of the energy and 5% of the carbon footprint of that required to produce an equivalent gallon of petroleum fuel. Working with the Michigan based forest products industry to utilize available fiber under certified practices (growth levels exceed harvest levels) from Michigan forests will support sustainable forestry goals as well as create new incremental jobs. In addition, the potential use of emerging energy crops, such as switchgrass and plantation poplar/willow, offer economic development opportunities by optimizing marginal agricultural lands in the region around the facility. University and other Center of Energy Excellence collaborations will benefit from both research funding arid access to first of its kind project lifecycle data for use in validating the field. Mascoma’s investment in Michigan has also attracted approximately $26MM of matching funds for the project from the US Department of Energy. Finally, the commercial scale production facility represents and investment of over $200MM in Michigan and is expected to create over 50 direct and 300 indirect jobs.

In closing Martin, we would like to thank you for your willingness to consider Mascoma Corporation’s request for funding under this innovative program. All of us here at Mascoma look forward to working with the MEDC and other Michigan based partners to ensure this project’s success.

1380 Soldiers Field Road, Boston, Massachusetts 02135    + Tel: 617.234.0099    + Fax: 617.868.0408

www.mascoma.com

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Sincerely,

/s/ Jay Niles
Jay Niles Vice President, Business Development Mascoma Corporation

1380 Soldiers Field Road, Boston, Massachusetts 02135    + Tel: 617.234.0099    + Fax: 617.868.0408

www.mascoma.com

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August 26, 2008 Mr. Martin Dober Vice President Michigan Economic Development Corporation 300 N. Washington Square Lansing, MI 48913
OFFICE OF BIO-BASED TECHNOLOGIES Steven G. Pueppké Director Michigan State University 109 Agriculture Hall East Lansing, Michigan 48824-1039 (517) 353-9607 FAX: (517) 353-5406 E-Mail: pueppke@msu.edu

Dear Mr. Dober,

Michigan State University looks forward to the opportunity to participate as an anchor university partner in the recently formed Center of Energy Excellence Program established in conjunction with MEDC’s renewable energy efforts. The total amount of research to be funded through Mascoma’s participation in the Center of Energy Excellence for this project will be $2M.

Developing creative approaches to ensure sustainable forest products and feedstock strategies is essential to the commercial scale production of cellulosic ethanol in the State of Michigan. Michigan State University has worked closely with Mascoma over the last year to identify alternative paths for the commercialization of cellulosic ethanol in the State and highly values this expanding partnership. More specifically, efforts encompassed by this proposed project emphasize feedstock supply chain optimization elements that are absolutely necessary to move the industry forward from theory to practice.

The Feedstock Supply Chain Center of Energy Excellence will promote the development, acceleration, and sustainability of woody biomass feedstocks, including issues relating to the production, availability, supply, procurement, harvest, processing, transportation, and delivery of the feedstocks to the cellulosic ethanol facility. It will also develop technologies, tools and outreach that quantify and increase feedstock supply, facilitate business decisions and promote cost effective; low greenhouse gas supply chain solutions.

Feedstock/Raw Material Supply

The Center of Energy Excellence will document the current inventory, availability and supply, identify barriers and mechanisms to increase availability and supply, and help develop mutually beneficial feedstock sourcing scenarios for both the feedstock owner and the feedstock user. Areas that may be examined include, but are not limited to, current standing growing stock, silviculture, management and productivity, feedstock availability, short rotation woody crop development, current policies and landowner perceptions, potential feedstock/fiber agreements, mechanisms for certifying sustainability, life cycle analyses for low greenhouse gas solutions, and landowner and public outreach.

MSU is an alternative-action, equal-opportunity Institution.

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Mr. Martin Dober August 26, 2008 Page 2

Supply Chain Optimization

One of the primary objectives of the Center’s collaborative efforts is to promote a cost-effective delivered final product by focusing on the supply chain components of short-rotation woody crop establishment, harvest/processing, transportation and eventual delivery to the gate. The university teams will interface with the manufacturing process and existing feedstock users to identify opportunities to improve overall supply chain efficiencies and synergies. Areas to be examined may include, but are not limited to, analyzing the cost/efficiencies of short-rotation woody crops, harvest, pretreatment and transportation systems. In addition, the Center intends to analyze the cost trade-offs between vertical integration of harvest and transportation technologies with the manufacturing and product distribution processes vs. the current customary nonintegrated model, life cycle analyses for low greenhouse gas solutions, outreach and training.

Workforce Talent/Training

Finally, workforce talent and training spans all activities of feedstock supply chain and will have to be addressed by the Center of Energy Excellence project. Specific training and workforce talent recruitment opportunities will be identified that will support an optimized supply chain of feedstocks, with an emphasis on feedstock production through delivery to the gate and optimization opportunities identified as part of the interface with the manufacturing process and distribution of the final product.

In summary, Michigan State University enthusiastically supports its participation in the Center of Energy Excellence Program and looks forward to advancing the objectives of the MEDC on behalf of the Mascoma project. Thank you in advance for your consideration of this proposal.

Sincerely,

/s/ Steven G. Pueppke

Steven Pueppke

Director, Office of Biobased Technologies

MSU Assistant Vice President for Research and Graduate Studies

Director, Michigan Agricultural Experiment Station

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Mascoma Corporation and JM Longyear LLC

(“Frontier Renewable Resource Company, LLC”)

BUSINESS PLAN

August 2008

Commercial scale deployment of cellulosic ethanol technology integrated with biomass power and timber businesses - combining step change technology with complimentary wood fiber businesses to create a sustainable cost advantage and a new business model for long term value creation in Michigan.

As provided in the Michigan Strategic Fund Act (“MSF Act”), Mascoma requests that “financial and proprietary information,” as defined in the MSF Act, contained within this proposal submission be protected from disclosure under the Michigan FOIA. Such information IS indentified directly within the material submitted by Mascoma and complies with the following requirements:

1.	Each component and portion of the narrative identified for confidential treatment is marked in bolded text and marked with asterisks and brackets (*[bold if text]*) within the narrative.

2.	Each attachment and the portion of the document identified for confidential treatment is marked in bolded text and marked with asterisks and brackets (*[bold if text]*) on the attachment.

3.	Mascoma lists the following pages containing portions of this submission requiring confidential treatment as follows: 4,5,7,8,9,10,13,14,15.

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Mascoma Corporation, 1611380 Soldier Field Road, Boston, MA 0214202135	617-234-0099 www.mascoma.com

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Executive Summary

Commercial scale deployment of cellulosic ethanol technology integrated with biomass power and timber businesses - combining step change technology with complimentary wood fiber businesses to create a sustainable cost advantage and a new business model for long term value creation in Michigan.

Project Objectives:

•	Create sustainable cost advantage for “first of a kind” commercial scale cellulosic ethanol facility in MI

•	Deploy step-change biological conversion technology targeted to provide lowest cost production

•	Opportunity to integrate all value generating steps on one site to optimize fiber supply among complimentary industrial facilities

•	Build project finance requirements into business plan

•	Create sustainable jobs in the State of MI

Frontier Renewable Resource Co, LLC (FRR) is an independent project entity jointly owned and capitalized by Mascoma Corporation and the JM Longyear LLC, based in Marquette, MI. The project partnership has been formed specifically to design and construct a commercial scale cellulosic ethanol production facility. The project’s location in Kinross, MI in the Upper Peninsula provides several strategic advantages and affords an opportunity to accelerate development of cellulosic ethanol as a direct result of the State’s forward thinking commitment to supporting renewable energy projects. Michigan’s vast timber resource, supply chain infrastructure and the State’s technological universities offer research platforms and skills training to support an advanced bio-fuels industry. Additionally, the location chosen for the ethanol plant could serve as an “anchor” to attract the development of complimentary fiber businesses, such as a lumber mill and a biomass power plant which would bring additional capital investment, jobs, economic benefits to Michigan and create a competitive cost advantage for the co-located businesses by more fully utilizing a common supply of raw material. FFR could be competitively positioned to sustain an optimal return across all product lines through varying market conditions, while simultaneously reducing the risk of sustaining a first of a kind stand alone cellulosic ethanol facility.

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Mascoma Corporation, 1611380 Soldier Field Road, Boston, MA 0214202135	617-234-0099 www.mascoma.com

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Overview of Proposed Facilities

•	Development and construction of new cellulosic ethanol bio-refinery

•	Possible integration with known biomass energy and wood products manufacturing in single industrial facility

•	Multiple end markets to limit single product risk

•	Source all wood products / species efficiently for cost advantage

•	Utilize internally generated waste to support all energy needs for facility

The commercial scale cellulosic ethanol facility will have a nameplate capacity of 20-40 million gallons per year. A prospective lumber milling facility and biomass power facility could derive its primary fuel from bi-products from the cellulosic ethanol production process and will provide 100% of the steam and electricity needs for all of the co-located production facilities. A project site in Kinross, MI has been selected that offers rail, interstate and lake access for inbound and outbound transportation needs. Proximity to hardwood feedstock catchments and multiple retail markets of scale have also been factored into the site selection process.

Preliminary timelines established for the development of the cellulosic ethanol project targets completion of project feasibility steps within 18-24 months and facility commissioning by late 2011. Project feasibility steps will culminate in a commitment to finance construction of the facility, with all commitments targeted by April of 2010. Actual construction of the ethanol facility will commence in May of 2010 and the facility would be commissioned in 2011. More aggressive timelines may be established for finance and construction of the prospective biomass power and sawmill facilities, which could deploy known engineering technology in advantaged markets and therefore be able to support stand-alone investment. Additionally, Mascoma’s access to DOE funding for an expandable cellulosic ethanol facility in MI, also contemplated for the Kinross site, is scheduled for design in 2009 which may accelerate overall site development activities and permitting for the commercial facility.

Key Strategic Relationships

•	Common vision - strategic alignment among operating partners

•	Best in class technology, forestry, industrial and economic development capabilities

•	Assembly of world-class, experienced project management team

•	Complementary capital from DOE to accelerate development in MI

Frontier brings the best in class partners to execute the opportunity to commercialize low

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Mascoma Corporation, 1611380 Soldier Field Road, Boston, MA 0214202135	617-234-0099 www.mascoma.com

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cost cellulosic ethanol technologies. Anchor partners, Mascoma Corporation and JM Longyear, together deliver significant resources to the project. Significant cellulosic technology including research and development, patents, licenses and engineering designs will be contributed by Mascoma. Feedstock contracting, forestry, logistics, industrial project development and project finance capabilities will be contributed by JM Longyear. Additional operating relationships such as those chosen to develop the biomass power and lumber segments of the project will be evaluated and determined as part of the feasibility phase.

In addition to the operating entities that comprise Frontier, the project’s significant relationship with the State of Michigan, through the State’s economic development arm, the Michigan Economic Development Corporation (MEDC), provides tremendous support in the areas of project funding, forestry policy, legislative initiatives and regulatory affairs. Two Michigan universities, Michigan Technological University and Michigan State University, have teamed up to form a Center of Energy Excellence to focus on bio-fuel initiatives in the state. Frontier will contribute $2MM from its Michigan grant to these efforts and gain important support of forest management and sustainable harvest optimization. Additional relationships with the Michigan Forest Product Council (legislative / public relations / regulatory and forestry policy), STS/AECOM Engineering (site engineering), Fagen Inc. (construction), Marathon Oil (distribution), General Motors (fuels testing) and Miller Canfield (MI counsel) have been formed on behalf of the Frontier initiative. Mascoma’s partnership with the DOE has enabled an application for matching funds for preliminary engineering and site infrastructure for the commercial scale facility and for critical path validation work to be completed in Mascoma’s expandable facility on site in Kinross and in Mascoma’s pilot plant in Rome, NY.

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Mascoma Corporation, 1611380 Soldier Field Road, Boston, MA 0214202135	617-234-0099 www.mascoma.com

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]*)

Technology Summary

In the current economic and political climate, there has been enormous attention focused on the need to develop sustainable and renewable sources of transportation fuel. Ethanol has a significant and growing role in this development, providing a cleaner, domestically-produced, renewable energy solution.

However, the current generation of ethanol production in the U.S. utilizes corn and other edible feedstocks. Mascoma is committed to developing sustainable, economically viable, next generation ethanol from cellulosic (non-food) feedstocks. In addition to using non-

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Mascoma Corporation, 1611380 Soldier Field Road, Boston, MA 0214202135	617-234-0099 www.mascoma.com

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food sources, processing ethanol from cellulosic biomass minimizes the environmental impact of fuel ethanol production through a more energy efficient process and lower greenhouse gas emissions.

Mascoma’s industry leading R&D team is focused on developing bio-fuels from non-food biomass wood, straws, dedicated energy crops (e.g., switchgrass, miscanthus), paper pulp and other agricultural waste products.

In nature, no known organism is capable of quickly and cost-effectively producing and fermenting sugars from cellulosic biomass. Mascoma’s research laboratories are now developing a new generation of microbes and processes for the economical conversion of cellulosic feedstocks into ethanol and other end products.

Mascoma is developing organisms and processes designed to:

•	Rapidly break down the components of biomass

•	Convert a range of sugars and polymers of sugars to ethanol

•	Thrive in a manufacturing environment

Mascoma Corporation has the world’s largest research team focused on the commercial development of Consolidated Bio-Processing or CBP. We are harnessing the power of nature’s best cellulose-utilizing and ethanol-fermenting microbes, simplifying the process and allowing nature to do most of the work. CBP is widely recognized as the simplest, lowest cost configuration for producing cellulosic ethanol.

A simplified version of Mascoma’s process flow is illustrated in the diagram below:

Feedstock Plan

FRR’s initial raw material supply requirements will be 1 million wet ton’s of round wood annually for our 40 million gallons per year cellulosic ethanol plant. Our needs may be greater in order to support the needs of our other integrated operations and potential ethanol plant expansion as demand for cellulosic ethanol grows.

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Mascoma Corporation, 1611380 Soldier Field Road, Boston, MA 0214202135	617-234-0099 www.mascoma.com

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Our raw material supply strategy will be focused on long term volume supply commitments and supply chain efficiencies (harvesting and transportation to our facility). Our objective is to optimize our raw materials yields and utilize internally generated waste throughout our integrated facility for cost efficiencies. This sourcing strategy combined with our leading technology will lead to low cost and low carbon output of products.

Another integral part of our strategy has been to select the optimum site for our facility. Specifically its proximity to our end markets, available infrastructure and proximity to our raw material needs. After much due diligence we have selected our site, located in Kinross Twp, Chippewa County, in the eastern Upper Peninsula of Michigan. We believe our site is exceptional. It is located with access to abundant raw materials, has a well established supply chain network and possesses the required infrastructure (rail, roads and waterways). These attributes will allow cost effective sourcing of raw materials. FRR will have access to a major north-south interstate highway, I-75, will be served by many major state and federal roads, have access to the Canadian National Railway (CN) along with the great lakes waterways .

The timber resources are abundant in the area surrounding the Kinross site and more specifically from within areas west, north and south of Kinross. The west encompasses both state forests (808,000 acres) and the federal Hiawatha National forest (1.04 million acres). In addition the area has an abundance of private landowners, both large and small. This amounts to an estimated 4.5 million acres of timberlands. From the south are many large state forest management units in the northern Lower Peninsula. State owned timberlands makes up 598,000 acres within this area, with national forests contributing 1.57 million acres and private landowners adding another 2.88 million acres. Forests are suitable for the project and the area is predominantly mixed hardwoods and pine forests, along with agricultural lands. Forest types include red maple, oak, aspen, red pine and jack pine. Forestland ownership in this region (eastern UP and northern LP) is 38% private, 46% public (State and National forest) and 15% corporate.

Phased Project Implementation Plan

The objective of the MI project is to design and construct a commercial scale cellulosic ethanol facility with a name plate capacity of 40MMGY or greater. (*[We currently anticipate that this facility will be comprised of two 20MMGY production lines.]*) In order to validate Mascoma’s conversion technology, production process and the costs for a full scale facility, Mascoma has established a phased roll out of increasingly larger unit operations, incorporating the learnings from each development stage. Mascoma will

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Mascoma Corporation, 1611380 Soldier Field Road, Boston, MA 0214202135	617-234-0099 www.mascoma.com

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transition technology and process from the company’s existing pilot plant in Rome, NY directly into preliminary engineering and design for the MI facility, including infrastructure requirements. Based on progress towards obtaining a process guarantee at each step, the first phase of the MI facility will validate technology and process sequentially while scaling up to the first 20MMGYproduction line.

In order to off-set significant funding requirements for a staged gate development path, Mascoma has worked with the DOE under a competitive grant process targeting cellulosic ethanol projects. Matching DOE funding will be used to fund detailed engineering and contribute to construction of the facility and accelerate MI’s development timeline.

Projected Project Costs and Project Funding Plan

Mascoma is actively engaged in completing technology and engineering process validation in its Rome, NY pilot plant. Remaining work in Rome required to support the design and construction of the MI facility will be funded by Mascoma with a sub-set of matching funds from a $26MM awarded to Mascoma by the DOE to construct a scale cellulosic ethanol facility. (*[The balance of the funds awarded to Mascoma under the grant program will fund the Michigan commercial project. Under the DOE program’s matching funds requirement, monies received through MEDC’s grant to develop the MI commercial facility qualify as matching funds. The balance of funding for the Michigan project will be comprised of equity investment and debt finance.

Please note that both equity and debt categories are included within the ‘Commercial Finance’ column in the chart below because ratios of each have not yet been established. Additional loan guarantees will be sought from existing DOE loan guarantee programs established to support first generation commercial plants as well and would support debt sources included in this category.]*)

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Mascoma Corporation, 1611380 Soldier Field Road, Boston, MA 0214202135	617-234-0099 www.mascoma.com

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Project Progress - August 2008

•	Preliminary engineering and cost estimates completed for prototype commercial scale facility

•	Commitment of financial and fiber supply support from MEDC

•	Center of Energy Excellence project scope established with MSU and MTU

•	Site selected in Kinross, MI

•	Mascoma - JML Longyear partnership formation

•	Project plan and budget completed for feasibility phase

•	Preliminary approval to apply DOE funds awarded to Mascoma under 1/10th scale grant program to accelerate commercial deployment on Kinross site

In July ‘07 Mascoma, together with BEK Engineering successfully completed preliminary designs and cost estimates for the construction of a 40MMGY stand-alone cellulosic ethanol facility in MI. Following completion of the cost estimates, Mascoma initiated site selection and engaged in preliminary feasibility analysis on several promising project sites. In July 2008, Mascoma and partner JM Longyear selected a site comprised of several hundred acres in the town of Kinross, MI in the eastern Upper Peninsula. This region is viewed as ideal as JM Longyear, with large forest land holdings

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Mascoma Corporation, 1611380 Soldier Field Road, Boston, MA 0214202135	617-234-0099 www.mascoma.com

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in Michigan itself, has over 100 years of experience developing mining and timber projects in the region. In addition, MEDC and the Michigan’s Department of Natural Resources have begun forming a strategy with an innovative structure designed to support Frontier while improving the health of its forests. In addition to feedstock supply chain support, MEDC has also made significant grant funds available to Mascoma in order to initiate development of the Frontier project and participate in the Center of Excellence activities. Grant funding in this initial stage of the project is tied to project development milestones that have been established for the project feasibility phase during which the Frontier team will finalize partnership agreements, engage in project engineering and design, complete permitting, secure feedstock contracts and off-take agreements and secure a full project financing commitment to construct the project. Additionally, Mascoma has gained preliminary approval to apply funds awarded to Mascoma by the DOE to construct a pre-commercial scale facility in MI. (*[As a result, Mascoma will construct the pre-commercial scale facility as an expandable +20MMGY first line of the planned 40MMGY commercial facility.]*) By developing the site to support the integration of both projects and timeline, Mascoma can accelerate the overall timeline to commercial scale production in MI by approximately 6 months, while reducing the operational cost and risks.

Site Selected – Eastern UP Region

(*[The project site in Kinross, MI has significant advantages*

•	Strategic location to large refinery customers

•	JM Longyear’s longstanding presence and project experience in the local area

•	Close proximity to current Mascoma strategic investors (GM & Marathon)

•	Infrastructure available (road, rail, transmission lines, pipeline to Detroit)

•

Broad feedstock opportunities at site location, including Michigan wood basket (5th largest forested state, largest growing surplus in US); significant & logistically friendly Ontario wood basket available. Strong possibility of plantations with current abandoned agricultural lands including hybrid aspen, willow plantations and grasses.

•	300-400 acres available for site, improves efficient plant layout for operations and expansion, including co-locations with other fiber businesses

•	Proactive community supportive of development opportunities]*)

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AND ASTERIX AS FOLLOWS: (*[bolded]*)

Mascoma Corporation, 1611380 Soldier Field Road, Boston, MA 0214202135	617-234-0099 www.mascoma.com

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Target project location in Kinross, MI

SECTIONS REQUIRING CONFIDENTIAL TREATMENT ARE BOLDED AND NOTED WITH BRACKETS

AND ASTERIX AS FOLLOWS: (*[bolded]*)

Mascoma Corporation, 1611380 Soldier Field Road, Boston, MA 0214202135	617-234-0099 www.mascoma.com

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Main interchange on I-75

(Balance of page left blank intentionally)

SECTIONS REQUIRING CONFIDENTIAL TREATMENT ARE BOLDED AND NOTED WITH BRACKETS

AND ASTERIX AS FOLLOWS: (*[bolded]*)

Mascoma Corporation, 1611380 Soldier Field Road, Boston, MA 0214202135	617-234-0099 www.mascoma.com

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

(*[Project Plan (CONFIDENTIAL)

SECTIONS REQUIRING CONFIDENTIAL TREATMENT ARE BOLDED AND NOTED WITH BRACKETS

AND ASTERIX AS FOLLOWS: (*[bolded]*)

Mascoma Corporation, 1611380 Soldier Field Road, Boston, MA 0214202135	617-234-0099 www.mascoma.com

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Frontier Renewable Resources, LLC

Project Plan – July 2008

Shared Vision
Organization – Development Funding
Feasibility / Project Development
Project Funded
Project Construction
Start of Operations
Project Vision
- Project Vision – Strategy
- Common Agreement
- MEDC
- Governor's Office
- JML
- Mascoma
- DNR
- Center of Excellence
Organization & Development Funding
- Shareholder Agreement/ Legal Structure [Mascoma/JML]
- Board & Target Names
- Organization Plan / Focus
- Roles / Responsibilities
- Board Approve Plan
- Detailed Project Budget
- Secure Project Funding
Team Build & Scoping
- Secure Lead Team & Consultants
- Hire Senior Management
- Project Manager
- Engineering
- Analysts / Finance
- Environmental
- Finalize Project Scope
- Mass Balance
- Technology
- Trade offs?
Feasibility Study
- Finalize Technology Choices
- Finalize Equipment Supply Options
- Advance Eng. Definition
- Siting / Layout / Infrastructure
- Finalize any Trade-off Studies
- Preliminary Project CAPEX
- Preliminary Economic Analysis and Sensitivities
- Risk Assessment
- IT Needs
- 3rd Party Fatal Flaws Review
Funding Feasibility
- Scope In-Line with P.F.
- Appoint Independent Engineer Review
- Market Study
- Advance Eng. Definition / Review
- Update Capital Costs
- Update Operating Costs
- Execution Plan & Schedule
- Commercial and Financial Analysis
Funding Approval
Project Execution
- Ongoing Detailed Engineering
- Procurement
- Construction
Start-Up and Commissioning
- Production Ramp-Up
- Risk Plan in Place
Project Admin, Public Affairs & Legal
- Hire Team, support project administration
- Government Relations – U.S. / Canada
- Public Awareness Program
- Public Support
- Define needs
- Raw Materials, Infrastructure
- Training / Tax / What Else?
- Appoint Legal Advisor
- Risk Management / Insurance Program
Wood Basket Off-Takes
- Wood Basket Study – Public / Private
- Supply Chain with Center of Excellence
- Secure Wood Supply Off-Takes w/DNR
- Options for Off-Take / Hedges
- Secure Private Wood Supply Off Take
Project Finance
- Project Finance Requirements / Material Agreements
- Appoint Financial Advisor / Engagement Agreement
- Financial Structure Options
- Taxation Structure, Subsidies and Credits
- Financing Plan
- Arrange Financing / Key Items
- Construction Wrap / Project Manager
- EPC or Turn Key: Vendor Guarantees
- Off-Takes
- Hedges
- Appoint Independent Engineer / Legal Counsel / Other Consultants
Bus Dev – Source 3RD Party Agreements
- Technology Supply
- Natural Gas / Energy
- Raw Material Supply
- Water / Marine Terminal
- Transportation – Rail / Road
- Community
- Off-Takes. Requirements based on P.F.
- IT Needs
- What Else?
Execute 3RD Party Agreements
- Technology Supply
- Raw Material Supply
- Energy
- Water
- Marine Terminal
- Transportation
- Community
- IT Requirements
- Other Needs
Finalize Supply Agreements
- Raw Material Supply
- Technology Supply
- Energy
- Water
- Marine Terminal
- Transportation
- Community
- Requirements Based on P.F.
- IT Needs
- Other Needs
Prepare for Operations
- Public Relations
- Recruit & Train Staff
- Recruit & Train Labor
- Equipment orders with down payments on long lead time items
- Detailed Engineering
- Prepare Operating Manuals
- Prepare Maintenance Manuals
- Establish Maintenance Systems
- IT Systems Functioning
Preliminary Environmental Evaluation
- Appoint EIA Consultant
- Identify Issues with all Permits / Processes / RGU's / Legal Plan
- Collect Baseline Data
- Public Awareness Program
- Develop / Initiate Permitting Plan
- Plan to deal with RGU [Federal, State, Local]
Environmental Permits
- Public Awareness / Legal Plan
- Develop EIA Report
- Develop Environmental Design Criteria
- Advance Pre-permitting
- Public meeting
- Review Final Permits
Engineering & Site
- Develop Project Procedures
- Develop Execution Plan
- Advance Design Engineering
- Prepare Major Specifications and PO's
- Prepare Contract Packages / Place Orders / Downpayments
- Additional Geotechnical Surveys
Effective Permits
- Construction
- Operating
- i.e. No Actions
Preliminary Market Study
- Determine Market Vision & Opportunities
- Determine market Geography
- Determine Product Mix
- Determine Market Segments
- Determine Preliminary Pricing Outlook
- International Competitive Cost Assessment
Market Analysis
- Determine Market Segments Outlook / Demand
- Determine Industry Structure Outlook / Domestic & Imports
- Determine Demand & Supply Trends
- Determine if Capacity Can Enter Market
- Pricing & Cost Competitiveness
- Develop Market Penetration Plan / MOU's
Market Agreements (in line with Project Finance)
- Supply Contracts
- Sales Contracts
- Shipping Contracts
Site & Preliminary Engineering
- Define Requirements
- Location Study and Infrastructure Needs
- Secure Site (JML / DNR Land Swap)
- Geotech Assessment
- Engineering (Civil, Environmental, Process)

SECTIONS REQUIRING CONFIDENTIAL TREATMENT ARE BOLDED AND NOTED WITH BRACKETS

AND ASTERIX AS FOLLOWS: (*[bolded]*)

Mascoma Corporation, 1611380 Soldier Field Road, Boston, MA 0214202135	617-234-0099 www.mascoma.com

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

]*)

APPENDIX A

1.	List of pages containing confidential information: 4,5,7,8,9,10,13,14,15

SECTIONS REQUIRING CONFIDENTIAL TREATMENT ARE BOLDED AND NOTED WITH BRACKETS

AND ASTERIX AS FOLLOWS: (*[bolded]*)

Mascoma Corporation, 1611380 Soldier Field Road, Boston, MA 0214202135	617-234-0099 www.mascoma.com

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

ATTACHMENT D

UNITED STATES DEPARTMENT OF ENERGY LETTER

DATED SEPTEMBER 23, 2008

2

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Department of Energy Golden Field Office 1617 Cole Boulevard Golden, Colorado 80401-3393

SEP 23 2008

Mr. Justin van Rooyen

Director of Business Development

Mascoma Corporation

1380 Soldiers Field Road

Boston, MA 02135

Dear Mr. van Rooyen:

SUBJECT:	Negotiation of Conditional Award No. DE-FC36-08GO18103, Amendment No. A000; “Demonstration of Integrated Biorefinery Application MAS10BIO5”

The enclosed conditional award, executed on behalf of the U.S. Department of Energy (DOE), was prepared using your application’s proposed budget information. Please refer to Attachment 1, Special Terms and Conditions, Provision 1 of the award, and note that DOE will not release funds obligated by the award until the final terms of the award are approved by the Contracting Officer. All costs incurred prior to the approval of the final terms and conditions of the award, by the DOB Contracting Officer, are at your own risk. Please review the conditional award and sign Block 20 of both copies of the Notice of Financial Assistance Award (DOE Form 4600.1). Retain one copy of the award for your file and return the remaining copy to me no later than two weeks after the date of receipt

Please complete the following actions (listed numerically) and documents (listed alphabetically) by March 31, 2009. All items must be submitted via e-mail to me.

Actions include:

1.	External Independent Review conducted by DOE’s Independent Engineer; and

2.	Risk analysis conducted by Independent Project Analysis (EPA).

Documents include:

a.	Work Breakdown Structure (WBS) for the entire project, with detailed information for at least the work to be completed under Budget Period 1;

b.	Project Risk Mitigation Plan, including your response to the IPA report, that is satisfactory to DOE;

c.	Budget Information–Non Construction Programs, SF-424A;

(This form is available at https://www.eere-pmc.energy.gov/Forms.aspx).

d.	Budget Justification, PMC 123.1; and

(This form is available at https://www.eere-pmc.energy.gov/Forms.aspx. Note: Subrecipients/Subcontractors who are expected to perform work estimated to be

Federal Recycling Program	Printed on Recycled Paper

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Mr. van Rooyen	Page 42

more than $100,000 or 50 percent of the total work effort (whichever is less) are required to provide: (1) separate SF-424A budget; (2) budget justification; (3) approved rate agreement or proposal; and (4) description of work).

e.	Environmental Checklist, EF1 (This form should be completed on-line at (https://www.eere-pmc.energy.gov/nepa.asp).

If you will be unable to provide the information by the date requested or have any questions concerning the requested information, please contact me at (303) 275-4907 or via e-mail at melissa.wise@go.doe.gov.

The Financial Assistance Regulations and the Office of Management and Budget (OMB). Circulars (http://www.whitehouse.gov/OMB/circulars/index.html) will assist you in understanding your requirements as an award recipient. In addition, please take a moment to read the Federal policies on lobbying activities contained in DOE’s Lobbying Brochure found at https://www.eere-pmc.energy.gov/Forms.aspx. Organizations that receive financial assistance from DOE are required to post the Equal Opportunity Poster (DOE F 1600.4; also found at https://www.eere-pmc.energy.gov/Forms.aspx.

Sincerely,

/s/ Melissa Wise
Melissa Wise
Grants and Agreements Specialist

Enclosures

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Mr. van Rooyen	Page 43

SPECIAL NOTICE

During fiscal years 2008 and 2009, the U.S. Department of Energy (DOE), will implement a new electronic procurement system.

As a result, DOE will also begin using a new communications portal as a means to post notices and solicitations as well as to communicate award activity (funding and non-funding) to awardees through the lifecycle of an award. This new system is called FedConnect.

Upon implementation of the new electronic procurement system, all organizations conducting (or wanting to conduct) business with DOE will be required to register in Fedconnect:

1.	The URL for the FedConnect site is https://www.FedConnect.net/FedConnect/.

2.	Register in FedConnect at https://www.fedconnect.net/FedConnect/PublicUserRegistration.aspx.

3.	To become familiar with the new procurement system, there is a “quick start guide” at https://www.FedConnect.net/FedConnect/PublicPages/FedConnect Ready_Set_Go.pdf.

4.	Contact the helpdesk for FedConnect at support@fedconnect.net with any questions relative to registration.

5.	FedConnect requires all organizations to be registered with the CCR before registering with FedConnect. The CCR website is http://www.ccr.gov. Please ensure your organization’s information is up-to-date in the CCR and that the information corresponds to the information with Dun and Bradstreet http://www.dnb.com/us/.

In consideration of system implementation, the DOE Golden Field Office strongly advises all current and potential contractors and financial assistance recipients to register with FedConnect as soon as possible.

Thank you for your cooperation and understanding during this transition.